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                                                                    EXHIBIT 10.3

                               SECURITY AGREEMENT


         This SECURITY AGREEMENT dated as of December 31, 1996 (the "AGREEMENT") is entered into between CONNECTIVE THERAPEUTICS, INC., a Delaware corporation ("DEBTOR") and SMITHKLINE BEECHAM CORPORATION, a Pennsylvania corporation ("SECURED PARTY"). For purposes of this Agreement, the term "SECURED PARTY" includes any subsequent holder of the Note (as defined below).

                                    RECITALS:

         A. Debtor and Secured Party are parties to that certain Asset Purchase Agreement dated as of December 2, 1996 (the "ASSET PURCHASE AGREEMENT") between Debtor, Secured Party and certain other parties, pursuant to which Debtor has purchased certain assets from the Secured Party;

         B. Part of the purchase price therefore will be paid by delivery by Debtor of a Secured Promissory Note dated the date hereof (the "NOTE") in an aggregate amount of $11,000,000;

         C. Another part of the purchase price therefore will be paid pursuant to Section 4.2 of the Asset Purchase Agreement in an aggregate amount of up to $6,000,000, contingent upon Debtor's net sales of certain products (the "Deferred Payments");

         D. Subject to the occurrence of certain events, another part of the purchase price theretofore may be paid in cash (the "Equity Payout") pursuant to Section 2.1(c) of that certain Stock Issuance Agreement of even date herewith between Debtor and SmithKline Beecham Properties, Inc., an affiliate of Secured Party (the "Stock Agreement");

         E. The parties intend that Debtor's obligations to repay the Note and its contingent obligations to make the Deferred Payments and the Equity Payout be secured by certain of the assets purchased by Debtor from Secured Party.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and as an inducement to Secured Party to lend Debtor the amounts reflected by the Note and to enter into the Asset Purchase Agreement, the parties hereto agree as follows:

         1. Creation of a Security Interest. As security for payment of the Indebtedness (as defined below) of Debtor to Secured Party when and as due, Debtor hereby grants Secured Party a security interest in the collateral described in Section 2 below (the "COLLATERAL"). For purposes of this Agreement, "INDEBTEDNESS" shall mean the Equity Payout, the Deferred Payments and all obligations and liabilities of Debtor to Secured Party under this Agreement and the Note in the amount of $11,000,000, including any extensions, modifications or renewals thereof. The security interest granted hereby shall be and remain a first and prior security interest in all of the Collateral.

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         2.       Collateral. The Collateral that is subject to the security interest created hereby consists of all of Debtor's right, title and interest in and to the Intellectual Property (as defined in Section 1.1(f) of the Asset Purchase Agreement), purchased by Debtor from Secured Party pursuant to the Asset Purchase Agreement.

         3. Debtor's Obligation. Debtor shall pay to Secured Party all amounts due and owing to Secured Party under the Note, Section 4.2 of the Asset Purchase Agreement and pursuant to the Equity Payout, in accordance with the terms of same, when, if and as the same become due.

         4. Protection of the Collateral. Until such time as the Note has been paid in full, Debtor shall not create any lien or encumbrance on the Collateral, except for liens that are subordinated to Secured Party's security interest in the Collateral in a manner reasonably satisfactory to Secured Party.

         5. Default. Each of the following events shall be defined as an "EVENT OF DEFAULT" hereunder:

                  (a) Debtor fails to pay any sum due under the Indebtedness in accordance with the terms hereof, if such nonpayment continues for thirty (30) days after the date such sum is due;

                  (b) Debtor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors, or takes any corporate action in furtherance of any of the foregoing;

                  (c) An involuntary petition is filed against Debtor (unless such petition is dismissed or discharged within ninety (90) days), under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody, or control of any property of Debtor;

                  (d) Debtor breaches, or defaults under any material term, condition or provision contained in this Agreement or the Note not specifically referred to in this Section 5, if such breach or default continues for thirty
(30) days after receipt of notice from Secured Party; or

                  (e) Debtor shall (i) default in any payment or payments on any Senior Indebtedness (as defined in the Note), beyond the period of grace, if any, provided in the instrument or agreement under which such Senior Indebtedness was created or (ii) default in the performance of any agreement or condition relating to any Senior Indebtedness, or any other event shall occur or condition exist (and continue beyond the applicable grace period, if any), the effect of which is to cause, or to permit the holders of such Senior Indebtedness to cause, such Senior Indebtedness to become due prior to its stated maturity.


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         6.       Rights of Secured Party.

                  (a) Upon the occurrence of any Event of Default, Secured Party shall be entitled to declare any Indebtedness secured hereby immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character. In addition to the right of acceleration granted herein, and all other rights of Secured Party, Secured Party shall be entitled to any and all remedies available under the Uniform Commercial Code in force in the State of California as of the date of the event of Default.

                  (b) Secured Party shall give Debtor notice of the time on or after which any sale or other intended disposition of the Collateral is to be consummated, which notice shall be mailed, by first class mail, postage prepaid, to Debtor in the manner set forth in Section 10(b) hereof at least thirty (30) days prior to the time of such sale or other intended disposition. Secured Party shall promptly provide a copy of such notice to all holders of Senior Indebtedness known to Secured Party, including without limitation Silicon Valley Bank and MMC/GATX Partnership No. 1.

                  (c) Each purchaser at any sale of the Collateral shall hold the property sold free from any claim or right on the part of Debtor. Any public or private sale of the Collateral or any part of it shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may reasonably fix in the notice of sale, and at any such sale the Collateral, or the portion thereof to be sold, may be sold as an entirety or in separate parts, as Secured may reasonably determine. If permitted by law, Debtor or Secured Party may bid (which Secured Party bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral.

         7. Application of the Proceeds. All proceeds of any sale of the Collateral by Secured Party pursuant to Section 6 shall be applied as follows:

                  First, to the payment of all fees and expenses incurred by Secured Party in connection with any such sale, including, but not limited to, the expenses of taking, advertising, processing and preparing the Collateral to be sold, all court costs and reasonable fees of counsel for Secured Party in connection therewith;

                  Second, to the payment of the outstanding balance of the Note;

                  Third, to the Deferred Payments;

                  Fourth, to the Equity Payout; and

                  Fifth, to Debtor.

         8. Further Assurances. At the request of Secured Party, Debtor will promptly make, execute, deliver, record, register or file all such financing statements, continuation statements and


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amendments thereto, and other instruments, acts, pledges, assignments and transfers (or cause the same to be done) and will deliver to Secured Party such instruments constituting or evidencing items of the Collateral as may be requested by Secured Party to better assure them with respect to the security interests granted pursuant to this Agreement. Debtor will cause all security instruments, notices and financing statements to be duly registered, recorded and filed and to be duly re-registered, re-recorded and refiled at the time and in the places now or hereafter required by all applicable laws for the proper maintenance of the validity and priority of the security interests and liens given as described above, and will pay all fees, charges, or taxes imposed with respect to any such registration, recording or filing.

         9. Termination of the Security Interest. The security interest created pursuant to this Agreement shall terminate upon payment, satisfaction, or cancellation of the Note, regardless of the amount of Deferred Payments that have been paid by Debtor or whether the Company has become obligated to make the Equity Payout. Upon payment, satisfaction, or cancellation of the Note, no security interest shall exist for the Deferred Payments or the Equity Payout.

         10.      Miscellaneous.

                  (a) Secured Party may delay exercising, or omit to exercise, any right or remedy under this Agreement without waiving that or any past, present or future right or remedy. Neither this Agreement, nor any term hereof, may be amended, waived, discharged or terminated except by means of an agreement in writing signed by Debtor and Secured Party.

                  (b) All notices and other communications required or permitted hereunder shall be in writing, and shall be delivered personally or transmitted by facsimile, or, if sent within the United States, mailed by first-class mail, postage prepaid, addressed (i) if to Secured Party, at Secured Party's address set forth below its signature, or at such other address as Secured Party shall have furnished to Debtor in writing, or (ii) if to Debtor, at its address set forth below, or at such other address as Debtor shall have furnished to Secured Party in writing. All notices shall be deemed effectively delivered upon receipt.

                  (c) This Agreement shall bind and inure to the benefit of the parties, their legal representatives, successors and assigns.

                  (d) This Agreement and its performance shall be governed by the laws of the State of California, without regard to conflicts of law principles.

                  (e) This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument, by signing any such counterpart.

                  (f) This Agreement and the security interest created hereby are for the sole and exclusive benefit of Secured Party and their respective assignees and shall not operate to the benefit of any other third party.


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                  (g)      This Agreement and the Asset Purchase Agreement (and
all exhibits thereto) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                            [Signature page follows]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.


DEBTOR:                       CONNECTIVE THERAPEUTICS, INC.


                              By:      /s/ Thomas G. Wiggans
                                 ------------------------------------------
                                     Thomas G. Wiggans
                                     President and Chief Executive Officer

                              Address:       3400 West Bayshore Road
                                             Palo Alto, CA 94303




  SECURED PARTY:              SMITHKLINE BEECHAM CORPORATION


                              By:     /s/ Donald Parman
                                 ------------------------------------------
                                 Title:     Secretary




                      SIGNATURE PAGE TO SECURITY AGREEMENT